                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Graphic Industries, Inc. for the registration of 306,612 shares of its common stock and to the incorporation by reference therein of our report dated March 13, 1995, with respect to the consolidated financial statements and schedule of Graphic Industries, Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 1995, filed with the Securities and Exchange Commission.


                                 ERNST & YOUNG LLP


Atlanta, Georgia
January 26, 1996



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